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                                                                    EXHIBIT 99.4




                                August 12, 1999



Drusie Demopoulos
Foundry Networks, Inc.
680 W. Maude Avenue, Suite 3
Sunnyvale, CA 94086



Dear Ms. Demopoulos:


Per our discussion, you have approval to use the following information as stated below (in bold) showing Network World's evaluation of the cost per Gigabit of throughput for Foundry's BigIron 4000 and 8000 switches.

From the Foundry Networks, Inc. Registration Statement on Form S-1, section entitled "Business - Solution":

     "According to testing conducted in April 1999 by the Tolly Group, an independent test firm, and Network World, an independent networking publication, our BigIron 4000 and 8000 products offer the best cost per Gigabit of throughput for Layer 3 Gigabit Ethernet switches."


                                        Sincerely,


                                        /s/ John Gallant
                                        -----------------------------
                                        (name)
                                        (title)
                                        Network World

                                             8/12/99